Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162023

Base Shelf Prospectus

OILSANDS QUEST INC.
90,912,637 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling shareholders described herein of up to 81,198,337 shares of our common stock issued or issuable upon (i) the exchange of exchangeable shares (the "Exchangeable Shares") in Oilsands Quest Sask Inc. ("OQI Sask"), the Company's wholly owned subsidiary and (ii) the exercise of warrants of the Company previously issued in May 2009 (the "Warrants").  The Exchangeable Shares were issued by OQI Sask as part of the reorganization on August 14, 2006, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of the Company’s common stock.  The Warrants entitle the purchaser to purchase one share of common stock for a price of US$1.10 at any time on or prior to May 12, 2011.

This prospectus also relates to the resale by the selling shareholders described herein of up to 9,714,300 shares of our common stock issued in a private placement transaction on December 23, 2009.

The actual number of shares of common stock offered by the selling shareholders in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933 (the “Securities Act”).

The selling shareholders may sell securities from time to time in the principal market on which the securities are traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these securities.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the NYSE AMEX under the symbol “BQI”. The last reported sales price per share of our common stock as reported by the NYSE AMEX on September 21, 2010 was $0.51.  The Warrants are also listed on the NYSE AMEX.

You should carefully read this prospectus, together with the documents incorporated by reference, before you invest. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.

This prospectus relates to the resale by the selling shareholders described herein of up to 81,198,337 shares of our common stock issued or issuable upon the exchange of the Exchangeable Shares and the exercise of the Warrants.   This prospectus also relates to the resale by the selling shareholders described herein of up to 9,714,300 shares of our common stock issued in a private placement transaction on December 23, 2009.  Before investing in any securities, you should carefully read this prospectus and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Documents Incorporated by Reference.”  You should also review the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, and any free writing prospectus, or the documents incorporated by reference herein or therein, prepared by or on behalf of us is accurate only as of the date such information is presented. Our business, financial condition, plan of operations and prospects may have subsequently changed.

When we use the terms “Oilsands Quest,” the “Company,” “we,” “us,” “our,” or “OQI,” we are referring to Oilsands Quest Inc. and its subsidiaries, unless the context otherwise requires.

 PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the securities. You should read this entire prospectus carefully, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus.

Oilsands Quest Inc.

Background

The Company operates through its subsidiary corporations. Our primary operating subsidiary is Oilsands Quest Sask Inc. (“OQI Sask”), an Alberta corporation. OQI Sask was established as an operating subsidiary of the Company primarily to explore for and develop oil sands deposits in the provinces of Saskatchewan and Alberta. We currently own 100% of the issued and outstanding voting common shares of OQI Sask following the acquisition of the noncontrolling (minority) interest of OQI Sask on August 14, 2006.

In addition to OQI Sask, we also have the following wholly-owned subsidiaries:

—	Township Petroleum Corporation (“Township”), an Alberta corporation. Township owns an oil sands lease in the Province of Alberta acquired in 2005, referred to as Eagles Nest.

—
Western Petrochemicals Corp. (“WPC”), an Alberta corporation. WPC formerly owned certain rights relating to exploration for oil shale, referred to as the Pasquia Hills Oil Shale and is currently inactive.

—	Stripper Energy Services Inc. (“Stripper”), acquired in 2007 and currently a wholly-owned subsidiary of OQI Sask.

—	1291329 Alberta Ltd., incorporated in 2007 to own assets related to camp facilities and equipment.

—
Oilsands Quest Technology Inc., incorporated in 2007 to assess technologies related to bitumen and shale oil extraction and to ensure any proprietary information created from the development of our prospects can be commercially exploited.

—
1259882 Alberta Ltd. incorporated on August 4, 2006.  The only activity conducted by this subsidiary to date is to have an over-riding call right to acquire Exchangeable Shares of OQI Sask in consideration of it delivering to the holder of Exchangeable Shares the number of common shares in the Company that such holder would otherwise have been entitled to upon a redemption or retraction of the Exchangeable Shares.

On August 17, 2010, the Company initiated a formal process to explore strategic alternatives such as strategic financing opportunities, asset divestitures, joint ventures and/or a corporate sale, merger or other business combination.  This process is being overseen by a Special Committee to the Board of Directors.  There can be no assurance that the review of strategic alternatives will result in a financing or a sale of the Company or in any other transaction.

There is significant uncertainty about our ability to continue as a going concern.  This means that without additional funding we may not be able to continue our operations beyond the next twelve months. Additional financing will also be required if our activities are changed in scope or if actual costs differ from estimates of current plans.  There is no assurance that debt or equity financing or joint venture partner arrangements will be available to us on acceptable terms, if at all, to meet our requirements.  The Company has no revenues, and its operating results, profitability and the future rate of growth depend solely on management’s ability to successfully implement its business plans and on the ability to raise additional capital.

Our principal offices are located at 800, 326 – 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, and our telephone number is (403) 263-1623. Our website is www.oilsandsquest.com. We are a Colorado corporation.  Our website is not a part of this prospectus.

 DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information in such documents that is deemed, in accordance with SEC rules, to have been furnished and not filed), prior to the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended April 30, 2010 (filed July 13, 2010; amended on July 21, 2010 (collectively, the "Form 10-K")).

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010 (filed September 8, 2010; amended on September 9, 2010).

•	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

May 13, 2010 July 6, 2010 July 13, 2010 August 31, 2010	(May 14, 2010) (July 9, 2010) (July 14, 2010) (September 7, 2010)

•	The description of our common stock set forth in our Registration Statement on Form 10-SB (filed October 14, 1999), as amended by Form 8-A (filed March 13, 2006 and August 23, 2006).

The above information incorporated by reference has also been filed with the securities regulatory authorities in each of the provinces of Canada except Québec.

We will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus.  You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing the following individual at the Company or calling the following individual of the Company at the following address and telephone number:

Vice President, Legal
Oilsands Quest Inc.
800, 326 – 11th Avenue SW
Calgary, Alberta, Canada T2R 0C5

Telephone No.:  (403) 263-1623
Facsimile No.:  (403) 263-9812

Copies of these reports and documents are also available on our website at http://www.oilsandsquest.com. Our website is not a part of this prospectus.

 WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 under  the Securities Act relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with or incorporated by reference into the registration statement at the locations listed below.

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549 by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that  contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. We also file reports and other information with the securities regulatory authorities in each of the provinces of Canada except Quebec. These documents are electronically available at http://www.sedar.com.

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable securities laws. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that our management expects, believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements include discussion of such matters as:

·	the amount and nature of future capital, exploration and development expenditures;
·	the extent and timing of exploration and development activities;
·	business strategies and development of our business plan and exploration programs;
·	potential relinquishment of certain of our oil sands permits and licenses;
·	anticipated cost of our asset retirement obligations, including the extent and timing of our corehole re-abandonment program;
·
our plans to negotiate with the Saskatchewan Ministry of Energy and Resources (SMER) respecting the transfer of our Saskatchewan oil sands permits from the Oil Shale Regulations, 1964 and Petroleum and Natural Gas Regulations, 1969; and

·	the outcome of our process to explore strategic alternatives.

Forward-looking statements are statements other than relating to historical fact and are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate”, “potential”, “prospective” and other similar words or statements that certain events or conditions “may” “will” or “could” occur. Forward-looking statements such as references to Oilsands Quest’s drilling program, geophysical programs, reservoir field testing and analysis program, preliminary engineering and economic assessment program for a first commercial project, and the timing of such programs are based on the opinions and estimates of management and the Company’s independent evaluators at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements, which include but are not limited to risks inherent in the oil sands industry, regulatory and economic risks, lack of infrastructure in the region in which the Company’s resources are located and risks associated with the Company’s ability to implement its business plan. The Company’s views about the restatement, its remediation of a material weakness in its controls, its financial condition, performance and other matters also constitute “forward-looking statements”. These forward-looking statements are subject to risks and uncertainties including, but not limited to, the results and effect of the Company’s review of its accounting practices, potential delisting of our common stock on the NYSE Amex or cease trade orders by regulatory authorities; potential claims and proceedings relating to the adjustments to the Company’s financial statements or its accounting practices, including shareholder litigation and action by the SEC or other governmental agencies which could result in civil or criminal sanctions against the Company and/or certain of its current or former officers, directors and/or employees; and negative tax or other implications for the Company resulting from the accounting adjustments and other factors detailed from time to time in the Company’s filings under the Exchange Act. Many of these risks and uncertainties are beyond the control of the Company. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements.

The risks and uncertainties set forth above are not exhaustive.  Readers should refer to our Annual Report on Form 10-K and other documents incorporated by reference in this prospectus, which are available at www.sec.gov and at www.sedar.com for a detailed discussion of these risks and uncertainties and details regarding the location and extent of our land holdings.

RISK FACTORS

An investment in our securities has a high degree of risk.  You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended April 30, 2010, which is incorporated by reference in this prospectus.  These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will not receive any proceeds from the resale of securities by the selling shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the name of each person who is offering for resale the shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. We will not receive any proceeds from the resale of the common stock by the selling shareholders.

	A	B	C	D	E	F	G
Name	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
944128 Alberta Ltd. (3)	1,234,500	0	0	0	1,234,500	1,234,500	0
Royce Allen Baker	41,150	0	0	0	41,150	41,150	0
Derrick G. Morris	932,253	0	0	0	932,253	932,253	0
805503 Alberta Ltd. (3)	32,920	0	0	0	32,920	32,920	0
878557 Alberta Ltd. (3)	9,876	0	0	0	9,876	9,876	0
Eric Blakely	139,910	0	0	0	139,910	139,910	0
Gary Nissen	12,345	0	0	0	12,345	12,345	0
Grant Dennler	8,230	0	0	0	8,230	8,230	0
John Rooney	54,318	0	0	0	54,318	54,318	0
Lawrence Lee	14,403	0	0	0	14,403	14,403	0
Malcolm Albery	50,000	361,500	0	0	411,500	411,500	0
Mike Machalski	54,318	0	0	0	54,318	54,318	0
Rena Nathanail	26,748	0	0	0	26,748	26,748	0
Ronald Cawston	28,805	0	0	0	28,805	28,805	0
Victor Choy	29,628	0	0	0	29,628	29,628	0
Woon Chin Chee	102,875	0	0	0	102,875	102,875	0
Donna Cheung	102,875	0	0	0	102,875	102,875	0
Robert Robertshaw	82,300	0	0	0	82,300	82,300	0
Ben J. Hadala (5)	329,200	0	0	0	329,200	329,200	0
Jeffrey A. Helper (4), (8)	125,750	130,000	246,900	0	502,650	452,650	50,000
Hoerich Capital Inc. (3)	5,144	0	0	0	5,144	5,144	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A,B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Jayvee & Co. (3), (4), (5)	288,050	0	0	0	288,050	288,050	0
Ronald D. Johnston	16,460	0	0	0	16,460	16,460	0
Keptar Gold Corp. (3)	0	935,175	0	0	935,175	935,175	0
Michael Mann	205,750	0	0	0	205,750	205,750	0
Calvin Manz	720,545	0	0	0	720,545	720,545	0
Mibrea Holdings, Inc. (6)	82,300	0	0	0	82,300	82,300	0
Susan A. Milne	288,050	0	0	0	288,050	288,050	0
Thomas Milne (4) (8)	1,698,8100	0	1,234,500	0	2,933,300	2,469,000	464,300
1201112 Alberta Ltd. (3), (7)	94,645	0	0	0	94,645	94,645	0
267554 Alberta Ltd. (6), (7)	41,150	0	0	0	41,150	41,150	0
924849 Alberta Ltd. (6), (7)	32,920	0	0	0	32,920	32,920	0
957637 Alberta Ltd. (6), (7)	24,690	0	0	0	24,690	24,690	0
Brian and Janet Cassie (7)	41,150	0	0	0	41,150	41,150	0
Brisil Capitale Inc. (6) (7)	8,230	0	0	0	8,230	8,230	0
Bruce Bowser (7)	6,584	0	0	0	6,584	6,584	0
Charles Matson (7)	3,292	0	0	0	3,292	3,292	0
Charles Tuchel (7)	329,200	0	0	0	329,200	329,200	0
Cougar Assets Ltd. (6) (7)	41,150	0	0	0	41,150	41,150	0
Crossroads Financial Corp. (3) (7)	2,386,700	0	0	0	2,386,700	2,386,700	0
David Cross P.C. (6) (7)	65,840	0	0	0	65,840	65,840	0
David Terry (7)	41,150	0	0	0	41,150	41,150	0
DC-Osadchuk Holdings, Inc. (6) (7)	16,460	0	0	0	16,460	16,460	0
Elaine Matson (7)	3,292	0	0	0	3,292	3,292	0
Eric Galcher (7)	8,230	0	0	0	8,230	8,230	0
Evelyn Wallace (7)	41,150	0	0	0	41,150	41,150	0
Gary Gillett (7)	8,230	0	0	0	8,230	8,230	0
Gordon Johnston (7)	144,848	0	0	0	144,848	144,848	0
Green Eco Investments SA (6) (7)	246,900	0	0	0	246,900	246,900	0
Horacio Guibelalde (7)	219,766	0	0	0	219,766	219,766	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
James F. Hole, Jr. (7)	4,938	0	0	0	4,938	4,938	0
Jason Clemett (7)	8,230	0	0	0	8,230	8,230	0
Jean Lesourd (7)	16,460	0	0	0	16,460	16,460	0
Jeff Shafer (7)	8,230	0	0	0	8,230	8,230	0
John A. Bolter (7)	16,460	0	0	0	16,460	16,460	0
John Cameron Bolter (7)	12,345	0	0	0	12,345	12,345	0
John Hooks (7)	341,545	0	0	0	341,545	341,545	0
Julian Smith (7)	8,230	0	0	0	8,230	8,230	0
Kamaldip Jeerh (7)	16,460	0	0	0	16,460	16,460	0
Kenneth and Dorothy Summach (7)	24,690	0	0	0	24,690	24,690	0
Kent Racz (7)	8,230	0	0	0	8,230	8,230	0
Kerry Tychonick (7)	12,345	0	0	0	12,345	12,345	0
Landmark Sport Group (6) (7)	4,115	0	0	0	4,115	4,115	0
Lockhold Consultants Ltd. (6) (7)	16,460	0	0	0	16,460	16,460	0
Lone Mountain Resources Ltd. (6) (7)	8,230	0	0	0	8,230	8,230	0
Makow Properties Corp. Ltd. (6) (7)	82,300	0	0	0	82,300	82,300	0
Mark and Rose Zivot (7)	26,336	0	0	0	26,336	26,336	0
Melissa and George Summach (7)	57,610	0	0	0	57,610	57,610	0
Michael Henson (7)	312,740	0	0	0	312,740	312,740	0
Mike Shaikh (7)	41,150	0	0	0	41,150	41,150	0
Mohawk Capital Corp. (6) (7)	32,920	0	0	0	32,920	32,920	0
Oceanic Greystone Securities Inc. (3) (7)	2,964,355	0	0	0	2,964,355	2,964,355	0
Remington Capital Corp. (6) (7)	411,500	0	0	0	411,500	411,500	0
Richard Dettbarn (7)	201,635	0	0	0	201,635	201,635	0
Richard Pelletier (7)	246,900	0	0	0	246,900	246,900	0
Robert Maxwell (7)	16,460	0	0	0	16,460	16,460	0
Ryan Lambe (7)	2,469	0	0	0	2,469	2,469	0
Sohan Jeerh (7)	94,645	0	0	0	94,645	94,645	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Vangoor Holdings Co. (6) (7)	8,230	0	0	0	8,230	8,230	0
William Gillett (7)	6,584	0	0	0	6,584	6,584	0
Scotia Capital Inc. (6)	0	3,086	0	0	3,086	3,086	0
Ernie Antonchuk (5)	60,000	63,450	0	0	123,450	123,450	0
Supreme Pacific Holdings Inc. (3)	41,150	0	0	0	41,150	41,150	0
William G. Timmins (4)	1,728,300	0	0	0	1,728,300	1,728,300	0
Erdal Yildirim (4)	992,875	0	0	0	992,875	102,875	890,000
349150 Alberta Ltd. (6)	164,600	0	0	0	164,600	164,600	0
541588 Alberta Ltd. (3)	40,121	0	0	0	40,121	40,121	0
Sarah Anderson	16,460	0	0	0	16,460	16,460	0
Grafton L. Bertram	329,200	0	0	0	329,200	329,200	0
Brian W. Lawrence Living Trust (6)	164,600	0	0	0	164,600	164,600	0
Kade Demuth	20,575	0	0	0	20,575	20,575	0
Henry J. Dunfield	102,875	0	0	0	102,875	102,875	0
Gundyco (6)	213,980	0	0	0	213,980	213,980	0
NBCN Inc. (6)	2,641,419	0	0	0	2,641,419	2,641,419	0
Angelo L. Guido	0	70,778	0	0	70,778	70,778	0
Armando Guido	0	132,503	0	0	132,503	132,503	0
Bentree Investments Inc. (3)	205,750	0	0	0	205,750	205,750	0
Chen Fong	411,500	0	0	0	411,500	411,500	0
Cliff Du Fresne	0	263,360	0	0	263,360	263,360	0
Colin Campbell (5)	32,920	0	0	0	32,920	32,920	0
Dan Bulbec	0	61,725	0	0	61,725	61,725	0
Danich Investments Ltd. (6)	0	106,990	0	0	106,990	106,990	0
Edward Burtynsky	102,875	0	0	0	102,875	102,875	0
Enzo B. Minghella	41,150	0	0	0	41,150	41,150	0
Grant Maglis	0	123,450	0	0	123,450	123,450	0
John Holmlund	329,200	0	0	0	329,200	329,200	0
John R. Barton	61,725	0	0	0	61,725	61,725	0
John Savard	61,725	0	0	0	61,725	61,725	0
Kenneth Lee	65,840	0	0	0	65,840	65,840	0
Stuart O’Connor	0	106,990	0	0	106,990	106,990	0
Thompson Contractors Inc. (6)	617,250	0	0	0	617,250	617,250	0
Wallace Mitchell	61,725	0	0	0	61,725	61,725	0
Karim Hirji (4) (8)	2,608,500	3,000,000	2,057,500	0	7,666,000	6,172,500	1,493,500
Christopher H. Hopkins (4)	1,857,230	17,138,975	4,115,000	12,500	23,123,705	21,266,475	1,857,230
Edna D. Hopkins	54,766	205,750	0	12,500	273,016	218,250	54,766

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
George Nicholas Hopkins	0	24,690	0	0	24,690	24,690	0
Jessica Yvonne Marie Hopkins	0	24,690	0	0	24,690	24,690	0
Sanovest Holdings Ltd. (3)	123,450	0	0	0	123,450	123,450	0
Leslie Kearney	0	102,875	0	0	102,875	102,875	0
Errin Kimball (4)	2,880,500	0	960,169	0	3,840,668	3,840,669	0
John Leder	1,354,897	0	0	0	1,354,897	1,354,897	0
Leder Investments (6)	514,375	0	0	0	514,375	514,375	0
David G. Mills	0	123,450	0	0	123,450	123,450	0
Christopher Milne	0	16,460	0	0	16,460	16,460	0
Deesons Investments Ltd. (3) (7)	703,805	0	0	0	703,805	703,805	0
F. George Orr (4)	82,300	0	0	0	82,300	82,300	0
Ross H. and Debra I. Pitman	1,346,110	0	0	0	1,346,110	1,346,110	0
Roytor & Co., for the Acct. of T13155201, ref: Fund ID# H7D3 (6)	4,115,000	0	0	0	4,115,000	4,115,000	0
Roytor & Co., for the Acct. of T13155201, ref: Fund ID# H6C7 (6)	2,880,500	0	0	0	2,880,500	2,880,500	0
Cecil Paul Spring	0	164,600	0	0	164,600	164,600	0
Thompson Bros. (Constr.) Ltd. (6)	411,500	0	0	0	411,500	411,500	0
West Peak Ventures of Canada Ltd. (3), (4)	82,300	0	0	0	82,300	82,300	0
Jason Wild	20,575	0	0	0	20,575	20,575	0
James F. Wong	205,750	0	0	0	205,750	205,750	0
Joosten Holdings Ltd. (6)	70,778	0	0	0	70,778	70,778	0
Heatherdale Consulting Services (6), (7)	8,230	0	0	0	8,230	8,230	0
Amber Tyndall (7)	2,469	0	0	0	2,469	2,469	0
David J. Larocque P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
David Sapunjis (7)	16,460	0	0	0	16,460	16,460	0
Hermine Lazib (7)	8,230	0	0	0	8,230	8,230	0
Howard Crone (7)	32,920	0	0	0	32,920	32,920	0
Jane Pedersen (7)	16,460	0	0	0	16,460	16,460	0
Jerry Segal (7)	8,230	0	0	0	8,230	8,230	0

	A	B	C	D	E	F	G
	Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
John Hickie P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Kate Finlay (7)	4,115	0	0	0	4,115	4,115	0
Keith Laatsch P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Leith Pedersen (7)	63,371	0	0	0	63,371	63,371	0
Passar Capital Corp. (6) (7)	82,300	0	0	0	82,300	82,300	0
RM England P.C. (6) (7)	8,230	0	0	0	8,230	8,230	0
Tamlane Holdings Ltd. (6) (7)	8,230	0	0	0	8,230	8,230	0
Tania Lazib (7)	8,230	0	0	0	8,230	8,230	0
Techni Trend Investments Ltd. (6) (7)	16,460	0	0	0	16,460	16,460	0
Donald Padgett	740,700	0	0	0	740,700	740,700	0
Ronald Phillips (4) (8)	1,271,750	0	0	0	1,271,750	823,000	448,750
W. Scott Thompson (4)	1,706,464	0	1,234,500	0	2,940,964	2,057,500	883,464
Simon Raven	375,000	123,450	411,500	0	909,950	534,950	375,000
Charles Wallace	0	20,575	0	0	20,575	20,575	0
Majan Management (6)	148,140	0	0	0	148,140	148,140	0
James A. Malcolm	370,350	0	0	0	370,350	370,350	0
James Carter	98,760	0	0	0	98,760	98,760	0
Charles Kucey	238,670	0	0	0	238,670	238,670	0
Robert A. McIntosh	74,070	0	0	0	74,070	74,070	0
Shoreline West Limited (6)	0	0	0	137,094	137,094	137,094	0
JMM Trading LP (6)	0	0	0	112,500	112,500	112,500	0
Parkwood Limited Partnership Fund (6)	0	0	0	100,000	100,000	100,000	0
North Pole Capital Master Fund (6)	0	0	0	98,500	98,500	98,500	0
Michael R. Wilson (11)	0	0	0	68,100	68,100	68,100	0
Robert Gowsell (11)	0	0	0	50,000	50,000	50,000	0
Eosphoros Asset Management I LP-CL.B (6)	0	0	0	45,000	45,000	45,000	0
Optima Capital Canada Ltd. (6)	0	0	0	39,700	39,700	39,700	0
GFB Trading Inc. (6)	0	0	0	30,000	30,000	30,000	0
Leonard C. Taylor (11)	0	0	0	34,050	34,050	34,050	0
Donald J. Matthew (11)	0	0	0	25,000	25,000	25,000	0
T. Murray Wilson	0	0	0	25,000	25,000	25,000	0
Kulvinder S. Shokar (11)	0	0	0	25,000	25,000	25,000	0
Ronald Blakely	0	0	0	18,000	18,000	18,000	0
R2 Investments Ltd. (6)	0	0	0	12,500	12,500	12,500	0
W.White & Assoc.Realty Inc. (6)	0	0	0	10,000	10,000	10,000	0

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
David K. Wallace (11)	0	0	0	10,000	10,000	10,000	0
Jackie Tang (11)	0	0	0	9,600	9,600	9,600	0
Lesterwoods Ltd. (6)	0	0	0	7,500	7,500	7,500	0
Joan E. Fargey (11)	0	0	0	8,500	8,500	8,500	0
Ursula Regan (11)	0	0	0	7,500	7,500	7,500	0
Gerald Zucawich (11)	0	0	0	9,000	9,000	9,000	0
Houssni Fallaha (11)	0	0	0	6,400	6,400	6,400	0
1064387 Ontario Inc. (6)	0	0	0	5,950	5,950	5,950	0
David G. Cunningham (11)	0	0	0	5,000	5,000	5,000	0
Artur Reinecke (11)	0	0	0	5,000	5,000	5,000	0
Stephen Czegel (11)	0	0	0	5,000	5,000	5,000	0
Alan Richardson (11)	0	0	0	5,000	5,000	5,000	0
Precise Details Inc. (6)	0	0	0	5,000	5,000	5,000	0
Louis Swartz (11)	0	0	0	5,000	5,000	5,000	0
Clement Deschenes (11)	0	0	0	5,000	5,000	5,000	0
4007255 Canada Inc. (6)	0	0	0	5,000	5,000	5,000	0
Felix Veloso (11)	0	0	0	4,000	4,000	4,000	0
Allen Sarauer (11)	0	0	0	3,500	3,500	3,500	0
David Anderson (11)	0	0	0	3,500	3,500	3,500	0
Duncan D. Gosnell (11)	0	0	0	3,250	3,250	3,250	0
Walter Lalach (11)	0	0	0	3,100	3,100	3,100	0
Steven K. Y. Tan (11)	0	0	0	3,000	3,000	3,000	0
Len Kayter (11)	0	0	0	2,850	2,850	2,850	0
Gary E. Seto (11)	0	0	0	2,500	2,500	2,500	0
Joseph Remai (11)	0	0	0	2,500	2,500	2,500	0
Zinaida Goldin (11)	0	0	0	2,500	2,500	2,500	0
Peter Real (11)	0	0	0	2,500	2,500	2,500	0
William Walker (11)	0	0	0	2,500	2,500	2,500	0
William R. Barsley (11)	0	0	0	2,500	2,500	2,500	0
Steven Bull (11)	0	0	0	2,500	2,500	2,500	0
Kwan Ho Tang (11)	0	0	0	2,500	2,500	2,500	0
Teepy Tang (11)	0	0	0	2,500	2,500	2,500	0
John Read (11)	0	0	0	2,500	2,500	2,500	0
Douglas P. Lagran (11)	0	0	0	2,500	2,500	2,500	0
Rectech Environmental Ltd. (6)	0	0	0	2,350	2,350	2,350	0
Gail D. Banich-Cross (11)	0	0	0	2,300	2,300	2,300	0
Dianne E. Taylor (11)	0	0	0	2,200	2,200	2,200	0

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
Steve Kook (11)	0	0	0	2,150	2,150	2,150	0
Colin Johnson (11)	0	0	0	2,000	2,000	2,000	0
Colin Broschak (11)	0	0	0	2,000	2,000	2,000	0
Pierre Leroux (11)	0	0	0	2,000	2,000	2,000	0
David M. Carter (11)	0	0	0	2,000	2,000	2,000	0
Vance Hanna (11)	0	0	0	2,000	2,000	2,000	0
Paul Morrison (11)	0	0	0	2,000	2,000	2,000	0
Gail Morrison (11)	0	0	0	2,000	2,000	2,000	0
John W. Jugg (11)	0	0	0	2,700	2,700	2,700	0
James Whelpley (11)	0	0	0	1,650	1,650	1,650	0
Lynne C. Patterson (11)	0	0	0	1,550	1,550	1,550	0
Louis Anastasiadis (11)	0	0	0	1,500	1,500	1,500	0
Steven D. Busse (11)	0	0	0	1,500	1,500	1,500	0
Denis Robillard (11)	0	0	0	1,450	1,450	1,450	0
Magdalen Amy Tche (11)	0	0	0	1,250	1,250	1,250	0
Laurier M. Lefrancois (11)	0	0	0	1,250	1,250	1,250	0
Ellen So (11)	0	0	0	1,250	1,250	1,250	0
Kyle Douglas Lagran (11)	0	0	0	1,000	1,000	1,000	0
Molly Chin-Yan (11)	0	0	0	1,000	1,000	1,000	0
Conrad E. Bialobzyski (11)	0	0	0	1,000	1,000	1,000	0
Randy M. Olafson (11)	0	0	0	1,000	1,000	1,000	0
Frank Lee (11)	0	0	0	1,000	1,000	1,000	0
Giridharan Jothiprakasam (11)	0	0	0	1,000	1,000	1,000	0
Philippe C. Renoir (11)	0	0	0	1,000	1,000	1,000	0
101078775 Saskatchewan Ltd. (6)	0	0	0	1,000	1,000	1,000	0
Regan Osborne (11)	0	0	0	850	850	850	0
Vern Stus (11)	0	0	0	750	750	750	0
Leroy Berry (11)	0	0	0	600	600	600	0
Raafat P. Selim (11)	0	0	0	500	500	500	0
Norman D. Fallows (11)	0	0	0	500	500	500	0
Riyaz Mulji (11)	0	0	0	500	500	500	0
Allen Hagerman (11)	0	0	0	500	500	500	0
Ross T. Bell (11)	0	0	0	500	500	500	0
Ricky S. Mah (11)	0	0	0	500	500	500	0
Barry L. Frankum (11)	0	0	0	500	500	500	0
Colin H. Gumbert (11)	0	0	0	350	350	350	0
Brianna R. Arsenault (11)	0	0	0	250	250	250	0
Helmer H. Hoglund (11)	0	0	0	250	250	250	0
Elmer Anthony (11)	0	0	0	300	300	300	0
Dow Employees’ Pension Plan nominee: Kane & Co.)(9)	937,000 (10)	0	0	167,500	1,104,500	564,500	540,000
Fonds voor Gemene Rekening Beroepsvervoer (nominee: Booth & Co.) (9)	626,800 (10)	0	0	101,750	728,550	261,350	467,200
Goldman Sachs JBWere Small Companies Pooled Fund (nominee: Hare & Co.) (9)	698,700 (10)	0	0	156,800	855,500	209,600	645,900

A	B	C	D	E	F	G
Outstanding Shares Owned (1), (7), (8)	Shares Underlying Exchangeable Shares (7)	Shares Underlying Options and Warrants to Acquire Exchangeable Shares	Shares Underlying Warrants	Total Shares (Based on Columns A, B, C and D) Beneficially Owned Prior to Offering (1), (7), (8)	Shares Offered Hereby (1)	Shares Owned After Offering (1), (2)
JBWere Global Small Companies Pooled Fund (nominee: Gerlach & Co.) (9)	514,500 (10)	0	0	102,450	616,950	217,250	399,700
Lockheed Martin Corporation Master Retirement Trust (nominee: Ell & Co.) (9)	1,482,300 (10)	0	0	232,200	1,714,500	636,800	1,077,700
New York State Nurses Association Pension Plan (nominee: Ell & Co.) (9)	428,200 (10)	0	0	72,950	501,150	284,950	216,200
Oregon Public Employees Retirement Fund (nominee: Westcoast & Co.) (9)	1,667,200 (10)	0	0	242,850	1,910,050	1,042,850	867,200
Radian Group Inc. (nominee: Ell & Co.) (9)	328,800 (10)	0	0	46,900	375,700	208,900	166,800
Retirement Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies Fund (nominee: Kane & Co.) (9)	316,700 (10)	0	0	48,500	365,200	186,000	179,200
SEI Institutional Investments Trust – Small Cap Fund (nominee: Hare & Co.) (9)	1,200,300 (10)	0	0	247,050	1,447,350	391,750	1,055,600
SEI Institutional Investments Trust – Small/Mid Cap Equity Fund (nominee: Hare & Co.) (9)	1,691,800 (10)	0	0	330,350	2,022,150	635,150	1,387,000
SEI Institutional Managed Trust Small Cap Fund (nominee: Hare & Co.) (9)	395,300 (10)	0	0	1,200	396,500	132,900	263,600
Seligman Global Smaller Companies Fund (nominee: Cudd & Co.) (9)	321,800 (10)	0	0	86,600	408,400	132,700	275,700
Talvest Global Small Cap Fund (nominee: Mac & Co.) (9)	52,100 (10)	0	0	14,850	66,950	23,950	43,000
Telstra Superannuation Scheme (nominee: Hare & Co.) (9)	279,300 (10)	0	0	56,700	336,000	126,500	209,500
TELUS Foreign Equity Active Alpha Pool (nominee: Mac & Co.) (9)	176,400 (10)	0	0	35,400	211,800	80,700	131,100
TELUS Foreign Equity Active Beta Pool (nominee: Mac & Co.) (9)	83,400 (10)	0	0	16,850	100,250	37,350	62,900
The Central States, Southeast and Southwest Areas Pension Fund (nominee: Mac & Co.) (9)	1,511,500 (10)	0	0	302,150	1,813,650	690,050	1,123,600
The SEI U.S. Small Companies Fund (nominee: SEI U.S. Small Companies Fund C/O BBH & Co.) (9)	417,220 (10)	0	0	46,500	463,720	153,400	310,320
UBS Multi Manager Access – Global Smaller Companies (nominee: UBS Luxembourg SA C/O BBH & Co.) (9)	186,300 (10)	0	0	40,400	226,700	55,900	170,800
Vantagepoint Discovery Fund (nominee: Cudd & Co.)(9)	745,100 (10)	0	0	163,100	908,200	310,700	597,500
Wallington Investment Holdings Ltd. (3) (10)	6,803,700	0	0	1,244,250	8,047,950	5,244,250	2,803,700
Wellington Management Portfolios Dublin) pls – Global Smaller Companies Equity Portfolio (nominee: Squidlake & Co.) (9)	375,100 (10)	0	0	46,100	421,200	263,700	157,500
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (nominee: Finwell & Co.) (9)	2,582,000 (10)	0	0	390,000	2,972,000	1,581,000	1,391,000
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio (nominee: Landwatch & Co.) (9)	854,775 (10)	0	0	160,800	1,015,575	528,300	487,275
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Smaller Companies Portfolio (nominee: Finwell & Co.) (9)	139,300 (10)	0	0	18,650	157,950	53,750	104,200
WMP (Australia) Global Smaller Companies Equity Portfolio (nominee: Cudd & Co.) (9)	132,300 (10)	0	0	26,800	159,100	59,700	99,400
Total	76,636,457	20,304,522	10,260,069	5,462,194	112,663,272	90,912,667	21,750,605

(1) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon exercise of the Exchangeable Shares or the Warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. The beneficial ownership of the common stock by the selling shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling shareholder has sole or shared voting power or investment power and also any shares, which the selling shareholder has the right to acquire within 60 days.

(2) Assumes that all securities registered will be sold.

(3) The natural person(s) who exercise voting and/or dispositive and investing powers are the following individuals: 944128 Alberta Ltd. is controlled by Guy Bouvier; 805503 Alberta Ltd. is controlled by Marcus Perron; 878557 Alberta Ltd. is controlled by Less Hornsby; Hoerich Capital Inc. is controlled by Woon Chin Chee; Jayvee & Co. is controlled by Ken Kilgour of CIBC World Markets Inc.; Keptar Gold Corp. is controlled by Barry Slusarchuk; 1201112 Alberta Ltd. is controlled by Hank B. Swartout; Crossroads Financial Corp. is controlled by Richard W. DeVries; Oceanic Greystone Securities Inc. is controlled by Richard W. DeVries; Supreme Pacific Holdings Inc. is controlled by Merv Chia; 541588 Alberta Ltd. is controlled by Linda Terefenko; Bentree Investments Inc. is controlled by Paul M. Worster and Robert G. Bentall; Sanovest Holdings Ltd. is controlled by Tian Kusumoto, Tom Kusumoto and Hydri Kusumoto; Deesons Investments Ltd. is controlled by Dayan Henson and Michael Henson; West Peak Ventures of Canada Ltd. is controlled by Timothy Brock; Wallington Investment Holdings Ltd. is controlled by Paul Caland.

(4) Relationships between selling shareholders and the Company are as follows: Jayvee & Co. holds securities owned by CIBC World Markets Inc., a financial advisor and placement agent for OQI Sask; Thomas Milne is a former director of the Company; William G. Timmins was a former director of the Company (resigned in May 2006); Erdal Yildirim is the former Executive Vice President, Project Development of the Company; Karim Hirji is the former Chief Financial Officer of the Company; Christopher H. Hopkins is the former President and Chief Executive Officer of the Company and a current director; Errin Kimball is the former Vice President, Exploration of the Company; George F. Orr is a former consultant of the Company; Jeffery Helper is the former Corporate Secretary of OQI Sask Inc; West Peak Ventures of Canada Ltd. is a party to the Triple 7 Joint Venture Agreement with the Company, dated June 2005; Donald Padgett was a director of OQI Sask; Ronald Phillips is a director of the Company; W. Scott Thompson is a former director of the Company.

(5) Ben J. Hadala with Woodstone Capital Inc., Ernie Antonchuk with Scotia McLeod and Colin Campbell with CIBC Wood Gundy Inc. are affiliated with registered broker-dealers. Jayvee & Co. holds securities owned by CIBC World Markets Inc., which is an affiliate of CIBC World Markets Corp., a registered broker-dealer. The selling shareholders that are affiliated with broker-dealers acquired the securities reflected in the table above as stockholders and for their own account, and did not have any arrangements or understandings with any person to distribute the securities.  All other selling shareholders (except as provided in footnote (6) or (11)) have represented that they are not registered broker-dealers or an affiliate of a registered broker-dealer.

(6) Based on reasonable inquiry, we have never received disclosure with respect to the following selling shareholders: Mibrea Holdings, Inc., 267554 Alberta Ltd., 924849 Alberta Ltd., 957637 Alberta Ltd., Brisil Capitale Inc., Cougar Assets Ltd., David Cross P.C., DC Osadchuk Holdings, Inc., Green Eco Investments SA, Landmark Sport Group, Lockhold Consultants Ltd., Lone Mountain Resources Ltd., Makow Properties Corp. Ltd., Mohawk Capital Corp., Remington Capital Corp., Vangoor Holdings Co., Scotia Capital Inc., 349150 Alberta Ltd., Danich Investments Ltd., Thompson Contractors Inc., Sanovest Holdings Ltd., Leder Investments, Thompson Bros (Constr.) Ltd., Joosten Holdings, Ltd., Heatherdale Consulting Services, David J. Larocque P.C., John Hickie P.C., Keith Laatsch P.C., Passar Capital Corp., RM England P.C., Tamlane Holdings Ltd., Techni Trend Investments Ltd., Majan Management, Shoreline West Limited, JMM Trading LP, Parkwood Limited Partnership Fund, North Pole Capital Master Fund, Eosphoros Asset Management, I LP-CL.B, Optima Capital Canada Ltd., GFB Trading Inc., R2 Investments Ltd., W.White & Assoc. Realty Inc., Lesterwoods Ltd., 1064387 Ontario Inc., Precise Details Inc., 4007255 Canada Inc., Rectech Environmental Ltd., 101078775 Saskatchewan Ltd.,  Brian W. Lawrence Living Trust, Gundyco, NBCN Inc., Roytor & Co., for the Acct. of T13155201, ref: FUND ID# H7D3 and Roytor & Co., for the Acct. of T13155201, ref: FUND ID# H6C7.   The natural person(s) who exercise voting and/or dispositive investment powers with respect to these entities are not known to the Company.

(7) The Exchangeable Shares, or some of the Exchangeable Shares, have been exchanged for shares of common stock, which are included in Column A, Outstanding Shares Owned, and not in Column B, Shares Underlying Exchangeable Shares.

(8) Includes 1,514,500 Exchangeable Shares that have been exchanged for shares of common stock, which were subsequently sold.

(9) Based upon information provided to the Company by the selling shareholder, Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.  After reasonable inquiry, the natural person(s) who exercise voting and/or dispositive and investing powers with respect to this entity is not known to the Company.

(10) Includes shares of common stock acquired from the Company in a private placement transaction on December 23, 2009 and exchange traded listed shares of common stock.

(11) Based on reasonable inquiry, we have never received disclosure with respect to such selling shareholder.

PLAN OF DISTRIBUTION

We are registering the common stock issued to the selling shareholders to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of the common stock.  We will bear all fees and expenses incident to our obligation to register the common stock.

The selling shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the common stock is sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions.  The common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.  The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with sales of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling shareholders may also sell common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The selling shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer or agents participating in the distribution of the common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales.  In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling shareholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.  Upon the Company being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the common stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.  In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the selling shareholder and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock.  All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.  We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution.  We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

 DESCRIPTION OF CAPITAL STOCK

The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Our authorized capital stock consists of 750,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors.

Common Stock

As of September 13, 2010, 313,881,333 shares of our common stock were issued and outstanding (excluding 42,276,244 shares of our common stock reserved for issuance upon exercise of outstanding options under option plans and warrants, and 1,388,567 shares of common stock reserved for issuance on settlement of debt of a former subsidiary), and there were 207 holders of record of the our common stock (excluding persons who hold our common stock in brokerage accounts and otherwise in “street name”).  In addition, pursuant to our Reorganization Agreement with OQI Sask dated August 14, 2006, we are required to issue up to 75,736,173 shares of our common stock for all of the  Exchangeable Shares (including warrants and options to acquire) issued at closing.  As of September 10, 2010, 44,042,508 Exchangeable Shares have already been exchanged for shares of our common stock and up to an additional 30,564,591 Exchangeable Shares may be exchanged for shares of our common stock.

Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to shareholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

Preferred Stock

Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult.

Our Board of Directors adopted a shareholders rights plan in March 2006 and reserved 250,000 shares of Series A Junior Participating Preferred Stock. At the Company’s annual shareholders meeting held on October 30, 2006, the shareholders adopted the shareholders rights plan. This shareholders rights plan could have the effect of discouraging, delaying or preventing an acquisition.

In addition, the Company has designated one preferred share as Series B Preferred Stock (the “Series B Preferred Share”), which is held by Computershare Trust Company of Canada (“CTC”). The one Series B Preferred Share represents a number of votes equal to the total outstanding Exchangeable Shares on the applicable record date for the vote submitted to the Company’s shareholders. The Exchangeable Shares were issued by OQI Sask as part of the reorganization, and are exchangeable at any time on a one-for-one basis, at the option of the holder, for shares of the Company’s common stock. An Exchangeable Share of OQI Sask provides a holder with economic terms and voting rights which are, as nearly as practicable, effectively equivalent to those of a share of the Company’s common stock. CTC will vote the one Series B Preferred Share as indicated by the individual holders of Exchangeable Shares of OQI Sask.

 LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be offered in this prospectus will be passed upon by Moye White LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Oilsands Quest Inc. as of April 30, 2010 and 2009, and for each of the years in the three-year period ended April 30, 2010 and the information included in the cumulative from inception presentations for the period from May 1, 2007 to April 30, 2010 (not separately presented), and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in our best interest with respect to actions taken in the person’s official capacity; (iii) were reasonably believed not to be opposed to our best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified. A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. We may also indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by our Articles of Incorporation, Bylaws, resolution of our shareholders or directors or in a contract.

In addition to our Articles of Incorporation, the Company entered into indemnity agreements with our officers and directors. The agreement is a contractual supplement to the corporate indemnity provisions of the Company’s Articles of Incorporation. The material terms and conditions of the agreement are: (a) the Company shall indemnify and advance expenses to the indemnitee against claims if the indemnitee acted honestly and in good faith with a view to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable grounds to believe the indemnitee’s conduct was unlawful; (b) a description of how the Company will determine if indemnification is appropriate including the procedure for obtaining indemnification; (c) the procedure to authorize advancing expenses; (d) the indemnitee’s rights under the indemnity agreement will survive any merger or other consolidation; and (e) the indemnitee will be entitled to attorney’s fees and disbursements incurred in any suit against the Company for breach of the agreement, if the indemnitee prevails in whole or in part in such a suit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

OILSANDS QUEST INC.
90,912,637 SHARES OF
COMMON STOCK

Prospectus dated September 22, 2010